CERTIFICATION REGARDING JOINT FILING OF
                     SCHEDULE 13D PURSUANT TO RULE 13D-1(k)
                    OF THE SECURITIES AND EXCHANGE COMMISSION


          Alan S. Cohn and Robin Cohn do hereby certify that the Schedule 13D to which this certification is attached as Exhibit 4 is being filed with the Securities and Exchange Commission on behalf of each of the undersigned.

October 4, 2000

                                         /s/ Alan S. Cohn
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                                         Alan S. Cohn


                                         /s/ Robin Cohn
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                                         Robin Cohn